Green Dot Reports Fourth Quarter 2015 Non-GAAP Total Operating Revenues of $151.0M,
Adjusted EBITDA of $12.7M and Non-GAAP EPS of $0.06
Receives Regulatory Approval to Engage in Consumer Lending
Provides 2016 Outlook

Pasadena, CA - February 24, 2016 - Green Dot Corporation (NYSE: GDOT), today reported financial results for the fourth quarter ended December 31, 2015.
For the fourth quarter of 2015, Green Dot reported GAAP revenue of $150.9 million, non-GAAP total operating revenues1 of $151.0 million and adjusted EBITDA of $12.7 million. Green Dot also reported $0.12 in GAAP diluted loss per common share and $0.06 in non-GAAP diluted earnings per common share1. As of December 31, 2015, Green Dot generated $156.7 million in net cash from operations, which was approximately $20 million greater than forecast, primarily due to the timing of working capital. Unencumbered cash at the holding company was $80 million.
Green Dot Chairman and Chief Executive Officer, Steve Streit said, “Despite the impact of the previously-disclosed headwinds or ‘Detour’ on our roadmap to growth, our full year consolidated results were very strong as a result of the contributions of our acquired businesses in 2014 and 2015, and our integration of those acquisitions into the Green Dot platform, enabling us to recognize synergies. As such, our full year consolidated results posted double-digit growth with both consolidated revenue and adjusted EBITDA both up approximately 15%. EPS remained flat as a result of slightly higher year-over-year interest expense and D&A expense, and because the year-over-year adjusted EBITDA declines we experienced in our legacy business lines largely offset the gains delivered by our acquired entities on a per share basis.”
“We believe we are beginning to emerge from the headwinds in our legacy business and are now poised for growth in 2017. We have already launched a new category of prepaid products with superior unit economics at all Walmart stores nationwide, replacing those products that contributed to our legacy business headwinds. The remaining 90,000+ Green Dot retailer locations will begin selling the new products over the course of Q1 with full national roll-out by end of April. We expect to launch a new MoneyPak product with enhanced risk controls in first half of the year, which should blunt the impact of the removal of the original MoneyPak last year. Our business development pipeline is robust, as evidenced by the new OneMain agreement and the many new distribution partnerships signed since the last quarter. Our regulators at the Federal Reserve and the State of Utah have granted approval for Green Dot Bank to use its banking charter to engage in consumer lending beginning with a secured credit card product while our innovative lending marketplace, Green Dot Money, is on track for a summer launch. We believe our hard work, dedication and focus on fulfilling our long-term strategic roadmap is beginning to show we have weathered the storm and are on the right path to driving material EPS growth as the next phase of that roadmap.”
GAAP financial results for the fourth quarter of 2015 compared to the fourth quarter of 2014:

•	Total operating revenues on a generally accepted accounting principles (GAAP) basis were $150.9 million for the fourth quarter of 2015 from $150.6 million for the fourth quarter of 2014

•	GAAP net loss was $6.1 million for the fourth quarter of 2015 from GAAP net loss of $0.8 million for the fourth quarter of 2014

•	GAAP basic and diluted loss per common share were $0.12 for the fourth quarter of 2015 from $0.02 for the fourth quarter of 2014
Non-GAAP financial results for the fourth quarter of 2015 compared to the fourth quarter of 2014:1

•	Non-GAAP total operating revenues[1] were $151.0 million for the fourth quarter of 2015 from $153.0 million for the fourth quarter of 2014

1
Reconciliations of total operating revenues to non-GAAP total operating revenues, net income (loss) to non-GAAP net income, diluted earnings per share to non-GAAP diluted earnings per share and net income (loss) to adjusted EBITDA, respectively, are provided in the tables immediately following the consolidated financial statements. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

•	Non-GAAP net income[1] was $3.3 million for the fourth quarter of 2015 from $8.3 million for the fourth quarter of 2014

•	Non-GAAP diluted earnings per share[1] was $0.06 for the fourth quarter of 2015 from $0.16 for the fourth quarter of 2014

•
Adjusted EBITDA[1] was $12.7 million, or 8% of non-GAAP total operating revenues[1] for the fourth quarter of 2015 from $25.8 million, or 17% of non-GAAP total operating revenues[1] for the fourth quarter of 2014

The following table shows the Company's quarterly key business metrics for each of the last eight calendar quarters. Please refer to the Company's latest Quarterly Report on Form 10-Q for a description of the key business metrics.

	2015				2014
	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
	(In millions)
Number of cash transfers	9.71	9.53	9.55	10.09	12.49	12.49	12.55	12.60
Number of tax refunds processed	0.06	0.10	2.00	8.52	—	—	—	—
Number of active cards at quarter end	4.50	4.51	4.80	5.38	4.72	4.63	4.72	4.74
Gross dollar volume	$5,441	$5,040	$5,177	$6,350	$5,138	$4,634	$4,668	$5,335
Purchase volume	$3,866	$3,676	$3,829	$4,684	$3,547	$3,363	$3,420	$3,885
Selected Business Updates
Green Dot is pleased to announce the following business developments, which all map to Green Dot’s previously-disclosed long-term strategic plan.
Banking Services:

•
Green Dot Bank received regulatory approval to use its bank charter to engage in consumer lending. The ability to engage in certain lending activities enables Green Dot’s subsidiary bank to increase its profit contribution to the consolidated Green Dot Corporation over time and enables the bank to expand its value to millions of Green Dot’s current prepaid card and checking account customers.

•
Green Dot Bank’s first lending product on a national scale will be the Green Dot Bank secured credit card. A “secured credit card” is specifically designed to help consumers establish or improve their credit score with the major credit bureaus. The card works like any Visa or MasterCard credit card, except that the customer makes a collateral deposit in Green Dot Bank equal to the card’s credit line.

•
Green Dot’s new lending marketplace initiative, Green Dot Money, is expected to connect interested consumers with interested lenders. While it is in the early stages of development, the Company believes Green Dot Money has the potential to generate increased customer loyalty and high-margin revenue from placement fees paid to Green Dot by the marketplace lenders who are successfully paired with borrowers.

Business Development:

•
Green Dot is pleased to announce that it has entered into a multi-year agreement with OneMain Financial to provide an integrated prepaid card solution for the millions of customers who apply for and receive loans from OneMain’s network of 2,000 branches and through its online properties. One of the initiatives between the two companies will be for borrowers to be given the option to place their loan proceeds on a Green Dot/OneMain branded prepaid card in lieu of a check or traditional bank deposit, thereby allowing the customer to access their loan proceeds more quickly and conveniently.

1
Reconciliations of total operating revenues to non-GAAP total operating revenues, net income (loss) to non-GAAP net income, diluted earnings per share to non-GAAP diluted earnings per share and net income (loss) to adjusted EBITDA, respectively, are provided in the tables immediately following the consolidated financial statements. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

•
Green Dot is pleased to welcome AAFES, the Army and Airforce Exchange Service to the list of Green Dot retail locations. “AAFES,” is the superstore retailer on U.S. Army and Air Force installations worldwide. America’s military service men and women represent a large customer segment for Green Dot’s products and services and we are proud to have been chosen to provide our high quality, low-cost FDIC insured bank products to America’s military personnel and their families.

•	Green Dot is pleased to welcome convenience store, Kwik Trip, and their 516 locations as a new Green Dot retail distributor.

•
Green Dot entered into agreements with four new Financial Service Center companies representing over 240 new check cashing stores nationwide selling Green Dot brand prepaid cards and reload services. Green Dot now sells its products and services in over 4,000 FSC locations coast to coast, up from zero locations just three years ago.

Capital Allocation:

•
Since Q4, Green Dot completed an additional $10 million in share buy-backs as part of the company’s previously announced $150 million repurchase authorization. So far, in the first six months since the buy-back program received regulatory approval, Green Dot has repurchased $50 million of its shares. The company is committed to executing the remaining $100 million over the next 24 months.

Technology:

•
In Q4, 2015, Green Dot successfully completed the first wave of account conversions from its legacy TSYS processing platform to its new MasterCard PTS processing platform. This wave consisted of approximately 33 million consumer records, or approximately 30% of all accounts on file. The Company is on track to complete the remaining conversion waves over the course of 2016.

•
In January, Green Dot successfully transitioned its prepaid products, including the new Walmart MoneyCard product and two new Green Dot branded prepaid card products to the company’s modern, efficient and feature-rich “GoBank Product Technology Platform (GoBank PTP). The Company expects this change to increase the efficiency of Green Dot’s operations. Additionally, Green Dot’s new prepaid cards will be able to offer GoBank style features including award-winning mobile apps, the ability to integrate with ApplePay and other mobile payment systems, cash-back rewards, the ability to write paper checks, the ability to receive early credit on direct deposited funds, mobile phone check deposit, person-to-person payments and an embedded FDIC insured savings account.

•
Green Dot has completed its first full year of operation at the company’s state-of-the-art Shanghai, China technology development center, surpassing its internal goals for both the quantity and quality of code produced from this facility.

Operations:

•
Green Dot’s Enterprise Product Delivery Office (EPDO) has successfully led the completion of phase 1 integration for the AccountNow and AchieveCard acquisitions, generating an incremental $13 million of profit contribution from those subsidiaries through December 31, 2015. Savings resulted from the consolidation of call centers, risk operations, marketing functions and technology functions.

•
Green Dot launched a new merchandising initiative with Anderson Merchandisers to ensure in-stock rates of greater than 90% at all Walmart stores nationwide. The initiative calls for merchandisers on the “Green Team” to visit stores weekly to replenish inventory and maintain displays to ensure maximum sales rates of the Company’s prepaid cards, its GoBank checking account and Green Dot’s large variety of Visa gift cards sold under the Walmart brand.

2
Reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures are provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

New Products:

•
Green Dot successfully launched the new Walmart MoneyCard product and the new Green Dot Everyday Visa product at all Walmart stores nationwide. Both prepaid products launched on time and on budget and are the first to be powered by Green Dot’s new GoBank PTP. These new prepaid products offer superior features for customers and superior unit economics for Green Dot compared to all previous MoneyCard and Green Dot card versions.

•
The roll outs of the new Green Dot Everyday Prepaid Card and the new Green Dot 5% Cash Back Visa Debit Card at Green Dot’s remaining retail locations are on schedule and on budget. The Company expects that by the end of April, substantially all of Green Dot’s top selling retail chains nationwide will be selling these new products, which feature superior features for customers and superior unit economics for Green Dot compared to all previous Green Dot card offerings.

•
The roll out of the new MoneyPak product is on schedule to launch in April 2016. The new MoneyPak, with mobile and web-based risk controls powered by Green Dot’s GoBank Product Technology Platform, is designed to help the company win back former users of the original MoneyPak product.

•
TPG, Green Dot’s tax refund processing subsidiary, rolled out a new Green Dot prepaid card integration where customers of EROs using TPG’s refund processing services are offered the opportunity to receive their tax refund on a Green Dot prepaid card. Additionally, select customers can receive up to a $750 advance of their tax refund amount loaded to that Green Dot prepaid card. The program rolled out in January to a select group of independent tax preparers nationwide.

“While we expect to experience continuing headwinds in our legacy business over the course of 2016, we believe we can see a recovery in sight as we roll out new prepaid products with better unit economics at all Green Dot locations nationwide and as those new more profitable cards that are going on the rack gradually replace the older less profitable cards that are coming off the rack. While our logistics and supply chain team is busy rolling out these new card products, our technology team is busy deploying the new technology born from approximately three years of investment in the modernization of our fintech underpinnings. Our new processing platform is 30% rolled out with full migration planned by end of the year and our new GoBank Product Technology Platform now powers all our new prepaid products, replacing multiple legacy and less efficient prepaid product platforms that drove our previous category of products. We expect to generate operating expense savings in 2016 and 2017 as we continue to benefit from the ongoing integration of acquired companies and the efficiencies from our new processing and product platforms. As an offset to all the great savings opportunities in 2016, we will be absorbing unusual incremental launch expenses of $11 million associated with the manufacturing of new prepaid packaging and sending in merchandisers to nearly 100,000 retailer locations to replace and destroy the old product,” said Green Dot Chief Financial Officer, Mark Shifke.
Outlook for 2016
Green Dot has provided its outlook for 2016. Green Dot’s outlook is based on a number of assumptions that Green Dot believes are reasonable at the time of this earnings release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in Green Dot's filings with the Securities and Exchange Commission.
In 2016, Green Dot will incur unusual incremental launch expenses for the cost of deploying hundreds of merchandisers to Green Dot’s network of nearly 100,000 retail locations for the purpose of removing and destroying old inventory and replacing that old inventory with new inventory. As such, we are presenting our 2016 outlook including and excluding the unusual incremental launch expenses.
Non-GAAP Total Operating Revenues2

•	Green Dot expects full year non-GAAP total operating revenues to be between $700 million and $705 million.

2
Reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures are provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

Adjusted EBITDA2

•	The Company expects adjusted EBITDA between $154 million and $158 million, including $11 million in unusual incremental launch expenses.

•	The Company expects adjusted EBITDA between $165 million and $169 million, excluding $11 million in unusual incremental launch expense.
Non-GAAP EPS2

•	The Company expects non-GAAP EPS between $1.35 and $1.40, including $11 million in unusual incremental launch expense.

	Range
	Low	High
	(In millions)
Adjusted EBITDA	$154.0	$158.0
Depreciation and amortization*	(42.2)	(42.2)
Net interest income	(0.4)	(0.4)
Non-GAAP pre-tax income	$111.4	$115.4
Tax impact**	(41.1)	(42.6)
Non-GAAP net income	$70.3	$72.8
Non-GAAP diluted weighted-average shares issued and outstanding**	52.0	52.0
Non-GAAP earnings per share	$1.35	$1.40

•	The Company expects non-GAAP EPS between $1.48 and $1.53, excluding $11 million in unusual incremental launch expense

	Range
	Low	High
	(In millions)
Adjusted EBITDA	$165.0	$169.0
Depreciation and amortization*	(42.2)	(42.2)
Net interest income	(0.4)	(0.4)
Non-GAAP pre-tax income	$122.4	$126.4
Tax impact**	(45.2)	(46.6)
Non-GAAP net income	$77.2	$79.8
Non-GAAP diluted weighted-average shares issued and outstanding**	52.0	52.0
Non-GAAP earnings per share	$1.48	$1.53

*	Excludes the impact of amortization on acquired intangible assets
**	Assumes an effective tax rate of 36.9%
Conference Call
The Company will host a conference call to discuss fourth quarter 2015 financial results today at 5:00 p.m. ET. In addition to the conference call, there will be a webcast presentation of accompanying slides accessible on the Company's investor relations website. Hosting the call will be Steve Streit, Chairman and Chief Executive Officer, and Mark Shifke, Chief Financial Officer. The conference call can be accessed live over the phone by dialing (888) 348-8307, or for international callers (412) 902-4242. A replay will be available approximately two hours after the call concludes and can be accessed by dialing (877) 870-5176, or for international callers (858) 384-5517; and entering the conference ID 10079782. The replay of the webcast will be available until Wednesday, March 2, 2016. The call will be webcast live from the Company's investor relations website at http://ir.greendot.com/.

2
Reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures are provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

Forward-Looking Statements
This earnings release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements regarding the Company's future performance contained under "Outlook for 2016" and in the quotes of its executive officers and other future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this earnings release, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, the timing and impact of revenue growth activities, the Company's dependence on revenues derived from Walmart and three other retail distributors, impact of competition, the Company's reliance on retail distributors for the promotion of its products and services, demand for the Company's new and existing products and services, continued and improving returns from the Company's investments in new growth initiatives, potential difficulties in integrating operations of acquired entities and acquired technologies, the Company's ability to operate in a highly regulated environment, changes to existing laws or regulations affecting the Company's operating methods or economics, the Company's reliance on third-party vendors, changes in credit card association or other network rules or standards, changes in card association and debit network fees or products or interchange rates, instances of fraud developments in the prepaid financial services industry that impact prepaid debit card usage generally, business interruption or systems failure, and the Company's involvement litigation or investigations. These and other risks are discussed in greater detail in the Company's Securities and Exchange Commission filings, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q, which are available on the Company's investor relations website at ir.greendot.com and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of February 24, 2016, and the Company assumes no obligation to update this information as a result of future events or developments.

About Non-GAAP Financial Measures
To supplement the Company's consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (GAAP), the Company uses measures of operating results that are adjusted to exclude net interest income and expense; income tax benefit and expense; depreciation and amortization; employee stock-based compensation expense; stock-based retailer incentive compensation expense; contingent consideration; other charges and income; transaction costs; and impairment charges. This earnings release includes non-GAAP total operating revenues, non-GAAP net income, non-GAAP earnings per share, non-GAAP weighted-average shares issued and outstanding and adjusted EBITDA. It also includes full-year 2016 guidance for non-GAAP total operating revenues and adjusted EBITDA. These non-GAAP financial measures are not calculated or presented in accordance with, and are not alternatives or substitutes for, financial measures prepared in accordance with GAAP, and should be read only in conjunction with the Company's financial measures prepared in accordance with GAAP. The Company's non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies. The Company believes that the presentation of non-GAAP financial measures provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. The Company's management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate the Company's business and make operating decisions. For additional information regarding the Company's use of non-GAAP financial measures and the items excluded by the Company from one or more of its historic and projected non-GAAP financial measures, investors are encouraged to review the reconciliations of the Company's historic and projected non-GAAP financial measures to the comparable GAAP financial measures, which are attached to this earnings release, and which can be found by clicking on “Financial Information” in the Investor Relations section of the Company's website at http://ir.greendot.com/.

About Green Dot
Green Dot Corporation, along with its wholly owned subsidiaries, is a pro-consumer financial technology innovator with a mission to provide a full range of affordable and accessible financial services to the masses. Green Dot is the largest provider of reloadable prepaid debit cards and cash reload processing services in the United States. Green Dot is also a leader in mobile technology and mobile banking with its award-winning GoBank mobile checking account and a top 20 debit card issuer among all banks and credit unions in the country. Through its wholly owned subsidiary, TPG, Green Dot is additionally the largest processor of tax refund disbursements in the U.S. Green Dot's products and services are available to consumers through a large-scale "branchless bank" distribution network of more than 100,000 U.S. retail locations, thousands of neighborhood financial service center locations, online, in the leading app stores and through approximately 25,000 tax preparation offices and leading online tax preparation providers. Green Dot Corporation is headquartered in Pasadena, Calif., with additional facilities throughout the United States and in Shanghai, China.
Contacts
Investor Relations
IR@greendot.com

Media Relations
Brian Ruby, 203-682-8286
Brian.Ruby@icrinc.com

GREEN DOT CORPORATION
CONSOLIDATED BALANCE SHEETS

	December 31, 2015	December 31, 2014
	(Unaudited)
	(In thousands, except par value)
Assets
Current assets:
Unrestricted cash and cash equivalents	$772,128	$724,158
Federal funds sold	1	480
Restricted cash	5,793	2,015
Investment securities available-for-sale, at fair value	49,106	46,650
Settlement assets	69,165	148,694
Accounts receivable, net	44,165	48,917
Prepaid expenses and other assets	30,511	22,458
Income tax receivable	6,434	16,290
Total current assets	977,303	1,009,662
Restricted cash	—	2,152
Investment securities available-for-sale, at fair value	132,433	73,781
Loans to bank customers, net of allowance for loan losses of $426 and $444 as of December 31, 2015 and 2014, respectively	6,279	6,550
Prepaid expenses and other assets	6,416	6,034
Property and equipment, net	78,877	77,284
Deferred expenses	14,509	17,326
Net deferred tax assets	3,864	4,299
Goodwill and intangible assets	473,779	417,200
Total assets	$1,693,460	$1,614,288
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$37,186	$36,444
Deposits	652,145	565,401
Obligations to customers	61,300	98,052
Settlement obligations	5,074	4,484
Amounts due to card issuing banks for overdrawn accounts	1,067	1,224
Other accrued liabilities	89,647	79,137
Deferred revenue	22,901	24,418
Note payable	20,966	20,966
Total current liabilities	890,286	830,126
Other accrued liabilities	37,894	31,495
Note payable	100,686	121,651
Net deferred tax liabilities	1,272	2,026
Total liabilities	1,030,138	985,298

Stockholders’ equity:
Convertible Series A preferred stock, $0.001 par value: 10 shares authorized as of December 31, 2015 and 2014; 2 shares issued and outstanding as of December 31, 2015 and 2014	2	2
Class A common stock, $0.001 par value; 100,000 shares authorized as of December 31, 2015 and 2014; 50,502 and 51,146 shares issued and outstanding as of December 31, 2015 and 2014, respectively	51	51
Additional paid-in capital	379,376	383,296
Retained earnings	284,108	245,693
Accumulated other comprehensive loss	(215)	(52)
Total stockholders’ equity	663,322	628,990
Total liabilities and stockholders’ equity	$1,693,460	$1,614,288

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
	(In thousands, except per share data)
Operating revenues:
Card revenues and other fees	$75,179	$65,149	$318,083	$253,155
Processing and settlement service revenues	27,607	43,437	182,614	179,289
Interchange revenues	48,142	44,414	196,523	178,040
Stock-based retailer incentive compensation	—	(2,391)	(2,520)	(8,932)
Total operating revenues	150,928	150,609	694,700	601,552
Operating expenses:
Sales and marketing expenses	60,444	62,185	230,441	235,227
Compensation and benefits expenses	44,856	34,418	168,226	123,083
Processing expenses	23,928	20,160	102,144	79,053
Other general and administrative expenses	33,479	33,576	134,560	105,200
Total operating expenses	162,707	150,339	635,371	542,563
Operating (loss) income	(11,779)	270	59,329	58,989
Interest income	1,113	1,066	4,737	4,064
Interest expense	(1,434)	(1,214)	(5,944)	(1,276)
Other income	—	760	—	7,129
(Loss) income before income taxes	(12,100)	882	58,122	68,906
Income tax (benefit) expense	(6,027)	1,727	19,707	26,213
Net (loss) income	(6,073)	(845)	38,415	42,693
Loss (income) attributable to preferred stock	177	60	(1,102)	(4,842)
Net (loss) income available to common stockholders	$(5,896)	$(785)	$37,313	$37,851

Basic (loss) earnings per common share:	$(0.12)	$(0.02)	$0.73	$0.92
Diluted (loss) earnings per common share:	$(0.12)	$(0.02)	$0.72	$0.90
Basic weighted-average common shares issued and outstanding:	50,500	46,793	51,332	40,907
Diluted weighted-average common shares issued and outstanding:	51,168	47,744	51,875	41,770

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Year Ended December 31,
	2015	2014
	(In thousands)
Operating activities
Net income	$38,415	$42,693
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	38,509	32,454
Amortization of intangible assets	23,205	4,530
Provision for uncollectible overdrawn accounts	63,294	38,273
Employee stock-based compensation	27,011	20,329
Stock-based retailer incentive compensation	2,520	8,932
Amortization of premium on available-for-sale investment securities	1,167	1,105
Change in fair value of contingent consideration	(8,200)	(698)
Amortization of deferred financing costs	1,535	289
Impairment of capitalized software	5,881	—
Deferred income tax (benefit) expense	(406)	463
Changes in operating assets and liabilities:
Accounts receivable, net	(56,462)	(30,479)
Prepaid expenses and other assets	(5,766)	1,086
Deferred expenses	2,817	(1,887)
Accounts payable and other accrued liabilities	15,191	1,167
Amounts due to card issuing banks for overdrawn accounts	(157)	(48,706)
Deferred revenue	(1,617)	(319)
Income tax receivable	9,995	29
Other, net	(212)	(44)
Net cash provided by operating activities	156,720	69,217

Investing activities
Purchases of available-for-sale investment securities	(195,132)	(212,446)
Proceeds from maturities of available-for-sale securities	84,435	153,265
Proceeds from sales of available-for-sale securities	47,953	136,425
(Increase) decrease in restricted cash	(199)	1,360
Payments for acquisition of property and equipment	(47,837)	(39,338)
Net principal collections on loans	271	352
Acquisitions, net of cash acquired	(65,209)	(226,964)
Net cash used in investing activities	(175,718)	(187,346)

Financing activities
Borrowings from note payable	—	150,000
Repayments of borrowings from note payable	(22,500)	—
Borrowings on revolving line of credit	30,001	—
Repayments on revolving line of credit	(30,001)	—
Proceeds from exercise of options	3,832	9,960
Excess tax benefits from exercise of options	222	3,945
Taxes paid related to net share settlement of equity awards	(5,124)	(3,224)
Net increase in deposits	86,744	345,821
Net increase (decrease) in obligations to customers	45,372	(79,442)
Contingent consideration payments	(1,071)	(242)
Repurchase of Class A common stock	(40,986)	—
Deferred financing costs	—	(7,672)
Net cash provided by financing activities	66,489	419,146

Net increase in unrestricted cash, cash equivalents, and federal funds sold	47,491	301,017
Unrestricted cash, cash equivalents, and federal funds sold, beginning of year	724,638	423,621
Unrestricted cash, cash equivalents, and federal funds sold, end of period	$772,129	$724,638

Cash paid for interest	$4,410	$1,276
Cash paid for income taxes	$9,892	$21,602

GREEN DOT CORPORATION
REPORTABLE SEGMENTS
(UNAUDITED)

	Year Ended December 31, 2015
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$531,410	$195,000	$(31,710)	$694,700
Operating expenses	440,669	133,539	61,163	635,371
Operating income	$90,741	$61,461	$(92,873)	$59,329
Beginning in 2015, the Company's operations are comprised of two reportable segments, Account Services and Processing and Settlement Services. The Account Services segment consists of revenues and expenses derived from the Company's branded and private label deposit account programs. These programs include Green Dot-branded and affinity-branded GPR card accounts, private label GPR card accounts, checking accounts and open-loop gift cards. The Processing and Settlement Services segment consists of revenues and expenses derived from reload services through the Green Dot Network and the Company's tax refund processing services. The Corporate and Other segment primarily consists of unallocated corporate expenses, depreciation and amortization, intercompany eliminations and other costs that are not considered when the Company's management evaluates segment performance.

GREEN DOT CORPORATION
Reconciliation of Total Operating Revenues to Non-GAAP Total Operating Revenues (1)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(In thousands)
Total operating revenues	$150,928	$150,609	$694,700	$601,552
Stock-based retailer incentive compensation (2)(4)	—	2,391	2,520	8,932
Contra-revenue advertising costs (3)(4)	118	—	1,977	—
Non-GAAP total operating revenues	$151,046	$153,000	$699,197	$610,484
Reconciliation of Net Income (Loss) to Non-GAAP Net Income (1)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(In thousands, except per share data)
Net (loss) income	$(6,073)	$(845)	$38,415	$42,693
Employee stock-based compensation expense (5)	7,935	6,177	27,011	20,329
Stock-based retailer incentive compensation (2)	—	2,391	2,520	8,932
Amortization of acquired intangibles (6)	6,081	3,800	23,205	4,530
Change in fair value of contingent consideration (6)	(684)	(698)	(8,200)	(698)
Other charges (income) (7)	44	(62)	2,619	(6,431)
Transaction costs (6)	526	4,182	1,330	6,681
Amortization of deferred financing costs (7)	383	—	1,534	—
Impairment charges (7)	142	—	5,881	—
Income tax effect (8)	(5,076)	(6,629)	(22,367)	(12,109)
Non-GAAP net income	$3,278	$8,316	$71,948	$63,927
Diluted (loss) earnings per common share*
GAAP	$(0.12)	$(0.02)	$0.72	$0.90
Non-GAAP	$0.06	$0.16	$1.35	$1.35
Diluted weighted-average common shares issued and outstanding
GAAP	51,168	47,744	51,875	41,770
Non-GAAP	52,687	51,532	53,422	47,385

*	Reconciliations between GAAP and non-GAAP diluted weighted-average shares issued and outstanding are provided in the next table.
Reconciliation of GAAP to Non-GAAP Diluted Weighted-Average
Shares Issued and Outstanding (1)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(In thousands)
Diluted weighted-average shares issued and outstanding*	51,168	47,744	51,875	41,770
Assumed conversion of weighted-average shares of preferred stock	1,519	3,573	1,518	5,235
Weighted-average shares subject to repurchase	—	215	29	380
Non-GAAP diluted weighted-average shares issued and outstanding	52,687	51,532	53,422	47,385

*	Represents the diluted weighted-average shares of Class A common stock for the periods indicated.

GREEN DOT CORPORATION
Supplemental Detail on Non-GAAP Diluted Weighted-Average Shares Issued and Outstanding
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(In thousands)
Stock outstanding as of December 31:
Class A common stock	50,502	51,146	50,502	51,146
Preferred stock (on an as-converted basis)	1,519	1,515	1,519	1,515
Total stock outstanding as of December 31:	52,021	52,661	52,021	52,661
Weighting adjustment	(2)	(2,080)	858	(6,139)
Dilutive potential shares:
Stock options	316	584	293	640
Restricted stock units	345	363	243	220
Employee stock purchase plan	7	4	7	3
Non-GAAP diluted weighted-average shares issued and outstanding	52,687	51,532	53,422	47,385
Reconciliation of Net Income (Loss) to Adjusted EBITDA (1)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(In thousands)
Net (loss) income	$(6,073)	$(845)	$38,415	$42,693
Net interest expense (income) (4)	321	148	1,207	(2,788)
Income tax (benefit) expense	(6,027)	1,727	19,707	26,213
Depreciation of property and equipment (4)	10,448	9,004	38,509	32,454
Employee stock-based compensation expense (4)(5)	7,935	6,177	27,011	20,329
Stock-based retailer incentive compensation (2)(4)	—	2,391	2,520	8,932
Amortization of acquired intangibles (4)(6)	6,081	3,800	23,205	4,530
Change in fair value of contingent consideration (4)(6)	(684)	(698)	(8,200)	(698)
Other charges (income) (4)(7)	44	(62)	2,619	(6,431)
Transaction costs (4)(6)	526	4,182	1,330	6,681
Impairment charges (4)(7)	142	—	5,881	—
Adjusted EBITDA	$12,713	$25,824	$152,204	$131,915
Non-GAAP total operating revenues	$151,046	$153,000	$699,197	$610,484
Adjusted EBITDA/non-GAAP total operating revenues (adjusted EBITDA margin)	8.4%	16.9%	21.8%	21.6%

GREEN DOT CORPORATION
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Total Operating Revenue (1)
(Unaudited)

	Range
	Low	High
	(In millions)
Total operating revenues	$699.6	$704.6
Contra-revenue advertising costs (3)(4)	0.4	0.4
Non-GAAP total operating revenues	$700.0	$705.0
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected Adjusted EBITDA (1)
(Unaudited)

	Range
	Low	High
	(In millions)
Net income	$40.2	$42.7
Adjustments (9)	113.8	115.3
Adjusted EBITDA	$154.0	$158.0

Non-GAAP total operating revenues	$705.0	$700.0
Adjusted EBITDA / Non-GAAP total operating revenues (Adjusted EBITDA margin)	22%	23%
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Income (1)
(Unaudited)

	Range
	Low	High
	(In millions)
Net income	$40.2	$42.7
Adjustments (9)	30.1	30.1
Non-GAAP net income	$70.3	$72.8
Diluted earnings per share*
GAAP	$0.80	$0.85
Non-GAAP	$1.35	$1.40
Diluted weighted-average shares issued and outstanding**
GAAP	50.0	50.0
Non-GAAP	52.0	52.0

*	Reconciliations between GAAP and non-GAAP diluted weighted-average shares issued and outstanding are provided in the next table.
**	Diluted weighted-average Class A shares issued and outstanding is the most directly comparable GAAP measure for the periods indicated.

GREEN DOT CORPORATION
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Diluted Weighted-Average Shares Issued and Outstanding (1)
(Unaudited)

	Range
	Low	High
	(In millions)
Diluted weighted-average shares issued and outstanding*	50.0	50.0
Assumed conversion of weighted-average shares of preferred stock	2.0	2.0
Non-GAAP diluted weighted-average shares issued and outstanding	52.0	52.0

*	Represents the diluted weighted-average shares of Class A common stock for the periods indicated.
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected Adjusted EBITDA Excluding Incremental Launch Expense (1)
(Unaudited)

	Range
	Low	High
	(In millions)
Net income	$40.2	$42.7
Adjustments (9)	113.8	115.3
Incremental launch expense (9)	$11.0	$11.0
Adjusted EBITDA	$165.0	$169.0

Non-GAAP total operating revenues	$705.0	$700.0
Adjusted EBITDA / Non-GAAP total operating revenues (Adjusted EBITDA margin)	23%	24%
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Income Excluding Incremental Launch Expense (1)
(Unaudited)

	Range
	Low	High
	(In millions)
Net income	$40.2	$42.7
Adjustments (9)	30.1	30.1
Incremental launch expense (9)	6.9	6.9
Non-GAAP net income	$77.2	$79.7
Diluted earnings per share*
GAAP	$0.80	$0.85
Non-GAAP	$1.48	$1.53
Diluted weighted-average shares issued and outstanding**
GAAP	50.0	50.0
Non-GAAP	52.0	52.0

*	Reconciliations between GAAP and non-GAAP diluted weighted-average shares issued and outstanding are provided in the previous table.
**	Diluted weighted-average Class A shares issued and outstanding is the most directly comparable GAAP measure for the periods indicated.

(1)
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, the Company uses measures of operating results that are adjusted to exclude various, primarily non-cash, expenses and charges. These financial measures are not calculated or presented in accordance with GAAP and should not be considered as alternatives to or substitutes for operating revenues, operating income, net income or any other measure of financial performance calculated and presented in accordance with GAAP. These financial measures may not be comparable to similarly-titled measures of other organizations because other organizations may not calculate their measures in the same manner as we do. These financial measures are adjusted to eliminate the impact of items that the Company does not consider indicative of its core operating performance. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate.

The Company believes that the non-GAAP financial measures it presents are useful to investors in evaluating the Company’s operating performance for the following reasons:

▪
stock-based retailer incentive compensation is a non-cash GAAP accounting charge that is an offset to the Company’s actual revenues from operations as the Company has historically calculated them. This charge resulted from the monthly lapsing of the Company’s right to repurchase a portion of the 2,208,552 shares it issued to its largest distributor, Walmart, in May 2010. By adding back this charge to the Company’s GAAP total operating revenues, investors can make direct comparisons of the Company’s revenues from operations prior to May 2015, when the repurchase right fully lapsed, and thus more easily perceive trends in the Company’s core operations. Further, because the monthly charge is based on the then-current fair market value of the shares as to which the Company’s repurchase right lapses, adding back this charge eliminates fluctuations in the Company’s operating revenues caused by variations in its stock price and thus provides insight on the operating revenues directly associated with those core operations;

▪
the Company records employee stock-based compensation from period to period, and recorded employee stock-based compensation expenses of approximately $7.9 million and $6.2 million for the three months ended December 31, 2015 and 2014, respectively. By comparing the Company’s adjusted EBITDA, non-GAAP net income and non-GAAP diluted earnings per share in different historical periods, investors can evaluate the Company’s operating results without the additional variations caused by employee stock-based compensation expense, which may not be comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations;

▪
adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items, such as net interest income and expense, income tax benefit and expense, depreciation and amortization, employee stock-based compensation expense, stock-based retailer incentive compensation expense, contingent consideration, other charges and income, transaction costs, and impairment charges that can vary substantially from company to company depending upon their respective financing structures and accounting policies, the book values of their assets, their capital structures and the methods by which their assets were acquired; and

▪	securities analysts use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies.
The Company’s management uses the non-GAAP financial measures:

▪	as measures of operating performance, because they exclude the impact of items not directly resulting from the Company’s core operations;

▪	for planning purposes, including the preparation of the Company’s annual operating budget;

▪	to allocate resources to enhance the financial performance of the Company’s business;

▪	to evaluate the effectiveness of the Company’s business strategies; and

▪	in communications with the Company’s board of directors concerning the Company’s financial performance.
The Company understands that, although adjusted EBITDA and other non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of the Company’s results of operations as reported under GAAP. Some of these limitations are:

▪	that these measures do not reflect the Company’s capital expenditures or future requirements for capital expenditures or other contractual commitments;

▪	that these measures do not reflect changes in, or cash requirements for, the Company’s working capital needs;

▪	that these measures do not reflect interest expense or interest income;

▪	that these measures do not reflect cash requirements for income taxes;

▪
that, although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and these measures do not reflect any cash requirements for these replacements; and

▪	that other companies in the Company’s industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

(2)
This expense consists of the recorded fair value of the shares of Class A common stock for which the Company’s right to repurchase has lapsed pursuant to the terms of the May 2010 agreement under which they were issued to Wal-Mart Stores, Inc., a contra-revenue component of the Company’s total operating revenues. The Company does not believe these non-cash expenses are reflective of ongoing operating results. Our right to repurchase any shares issued to Walmart fully lapsed during the three months ended June 30, 2015. As a result, we will no longer recognize stock-based retailer incentive compensation in future periods.

(3)
This expense consists of certain co-op advertising costs recognized as contra-revenue under GAAP. The Company believes the substance of the costs incurred are a result of advertising and is not reflective of ongoing total operating revenues. The Company believes that excluding co-op advertising costs from total operating revenues facilitates the comparison of our financial results to the Company's historical operating results. Prior to 2015, the Company did not have any co-op advertising costs recorded as contra-revenue.

(4)
The Company does not include any income tax impact of the associated non-GAAP adjustment to non-GAAP total operating revenues or adjusted EBITDA, as the case may be, because each of these non-GAAP financial measures is provided before income tax expense.

(5)
This expense consists primarily of expenses for employee stock options and restricted stock units. Employee stock-based compensation expense is not comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations. The Company excludes employee stock-based compensation expense from its non-GAAP financial measures primarily because it consists of non-cash expenses that the Company does not believe are reflective of ongoing operating results. Further, the Company believes that it is useful to investors to understand the impact of employee stock-based compensation to its results of operations.

(6)
The Company excludes certain income and expenses that are the result of acquisitions. These acquisition related adjustments include the amortization of acquired intangible assets, changes in the fair value of contingent consideration, settlements of contingencies established at time of acquisition and other acquisition related charges, such as integration charges and professional and legal fees, which result in the Company recording expenses or fair value adjustments in its GAAP financial statements. The Company analyzes the performance of its operations without regard to these adjustments. In determining whether any acquisition related adjustment is appropriate, the Company takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations.

(7)
The Company excludes certain income and expenses that are not reflective of ongoing operating results. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in the Company's GAAP financial statements, the Company excludes them in it's non-GAAP financial measures because the Company believes these items may limit the comparability of ongoing operations with prior and future periods. These adjustments include amortization attributable to deferred financing costs, impairment charges related to internal-use software and other charges related to gain or loss contingencies. In determining whether any such adjustments is appropriate, the Company takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations.

(8)	Represents the tax effect for the related non-GAAP measure adjustments using the Company's year to date effective tax rate.

(9)
These amounts represent estimated adjustments for net interest income, income taxes, depreciation and amortization, employee stock-based compensation expense, stock-based retailer incentive compensation expense, contingent consideration, other income and expenses and transaction costs. Employee stock-based compensation expense and stock-based retailer incentive compensation expense include assumptions about the future fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers).